Exhibit 10.15

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

COLLABORATION AGREEMENT

BETWEEN

ELAB HISPANIA SLU

o	company incorporated under Spanish law, tax identification number NIF [*****], established in Spain, 08007 Barcelona, Rambla de Catalunya 62; domiciled in Italy at Via Carroccio 12, Milano C.F. [*****] - hereinafter ELAB or the company;

And

Enea Angelo TREVISAN

Identity document [*****]

Fiscal code [*****]

Born in [*****]

Place of Residence – Country [*****]

Domicile in Italy [*****]

Telephone [*****]

(hereinafter referred to as the

“Contributor”). Jointly “the Parties”.

PREMISES

A.	ELAB HISPANIA SLU is a company that is part of the EALIXIR group, an international company based in the USA;

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B.	Ealixir Group’s services include:

1.	Deletion, de-indexing, modification and downgrading of the page rank of negative content on the internet;

2.	International publishing activities;

3.	Analysis and strategies for enhancing digital identity;

4.	Use of a digital platform;

C.	Ealixir carries out its activities addressing a target of serious and informed customers;

D.	The Client is the person who wishes to hire the services;

E.	The Collaborator declares that he/she has the technical and professional skills required by ELAB to carry out these activities and also declares his/her willingness to accept the assignment conferred with this agreement;

F.	The Collaborator has agreed with the Company on the implementation of the work project, in coordination with the Company’s activities.

In view of the above, the Parties sign the following agreements:

ARTICLE 1 - PURPOSE OF THE AGREEMENT

1.1	The premises are an integral part of this act and are therefore intended to be explicitly referred to.

1.2	The company assigns the Collaborator the task of carrying out the following project: identifying, implementing and managing IT and technological solutions in the IT field to find the most effective and efficient management solutions for the management of customer relationships, the management of commercial offers and contracts, the production of statistics and the aggregation of data for the recognition of revenues in the GAAP context.

The above must be organized in collaboration with the management, also through the use of the specific company structures as well as the information and data in possession of the Client’s offices.

For the purpose of coordinating the above activity, there must be a constant exchange of information regarding the performance of the assignment and for compliance with the agreed deadlines.

ARTICLE 2 - DURATION AND EARLY TERMINATION

2.1.	This agreement shall be valid indefinitely from 1 January 2022.

2.2.	The Parts may terminate this Agreement at any time with 1 month’s notice to be communicated by email to the addresses as per Article 9 below. All relationships in place at the time of withdrawal will be regulated as described in the points of Article 4 below, until the completion of the service to the customer. The effects of the withdrawal in both cases contemplated by this article do not affect the terms of duration of the non-compete agreement and the non- disclosure agreement as agreed by the Parties in this contract.

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ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1	ABSENCE OF SUBORDINATION

The Collaboration covered by this contract is provided by the Collaborator in the context of a relationship which, given the methods of execution and by the explicit will of the parties, must be considered, to all intents and purposes, an autonomous performance relationship for the implementation of a specific work project.

This relationship will therefore not have any character of a subordinate employment relationship but will entail, in the implementation of the task entrusted to him and in the implementation of the project, referred to in point 1, the Collaborator operating independently, in the manner he deems most appropriate, in total freedom to carry out the assignment, without any subordination bond and without hierarchical subjection, disciplinary and working hours, while maintaining constant coordination in terms of objectives and results.

The Collaborator undertakes to carry out the above assignment on a continuous basis with the use of his/her personal skills, not being able to delegate, in whole or in part, the execution of the task entrusted to him, and without the assumption of any other commitments, subsequent in time, causing situations of non-compliance with what has been agreed herein.

The Parties agree on the common desire to confirm, in every appropriate forum, the character of self-employment as regulated herein, since there is no interest on the part of the contracting parties to establish a relationship of a different nature from the one that is agreed upon here.

3.2	CONTRIBUTOR STATEMENTS

The Collaborator declares and warrants that:

a)	In carrying out the activity, it does not violate the rights of third parties or commitments towards third parties, both in Italy and abroad;

b)	He is not prohibited from carrying out the activity in accordance with the law or other applicable provisions, either in Italy or abroad;

c)	The collaboration in question is rendered in the exercise of activities for which it is not essential to be registered in professional registers, roles or lists (in none of which it is registered).

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ARTICLE 4 – COMPENSATION

4.1	The remuneration for the collaboration that the Collaborator will render to the Client during the above-mentioned period is thus determined and confirmed by mutual agreement between the parties.

The company will pay the Collaborator a monthly fee of € 1,000.00. The reimbursement of any expenses incurred by the Collaborator for the provision of the requested services will be admissible only after prior approval by the Client.

ARTICLE 5 – NON-COMPETE AGREEMENT

5.1.	The Collaborator undertakes, for the entire duration of the collaboration relationship and for the duration of this non-competition agreement, to refrain from exercising:

a)	Business activity, on its own or through an intermediary, competing with that of the company with regard to all the activities and services provided by the latter at the time of signing this agreement;

b)	Activity in competition with that of the company employed by other entrepreneurs; as agent, representative, commission agent, concessionaire or, in any case, commercial intermediary; as a freelancer or self-employed person consultant who works for other entrepreneurs, on his own or through an intermediary.

5.2.	The Collaborator It will therefore be able to exercise its activity in any other branch with the sole exception of those mentioned.

ARTICLE 6 – CONFIDENTIALITY, NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

6.1.	For the purposes of this Agreement, the following shall be considered confidential information: all information, including information relating to internal company correspondence or learned at internal meetings, which may be communicated in written, oral or any other way or by any other means, tangible or intangible, currently known or which will constitute the state of the art in the future, as well as company know-how, company business strategies, names of prospects, existing and potential customers and of anyone, whether natural or legal person, who has a professional relationship of any kind with the Company.

6.2.	The Collaborator undertakes not to disclose, confirm, duplicate, and/or disclose to third parties for any reason the confidential information, as defined in point 1, learned during the collaboration with the Company.

6.3.	This agreement shall be effective from the time of execution for the entire duration of this agreement and for two (2) years following its termination, whichever may be the cause of termination of the relationship.

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ARTICLE 7 – AMENDMENTS – ASSIGNMENTS – COMMUNICATIONS

The provisions of this contract may not be modified unless such changes are agreed in writing and signed by the Collaborator and the Client. The Collaborator may not assign or delegate to third parties his/her obligations arising from this contract. The Client may assign this contract to its subsidiaries, in which case the assignment is hereby accepted by the Collaborator. Any communication pursuant to this contract must be made in writing, including by email, addressed to the last known address or domicile or registered office (referred to in Article 9 below).

ARTICLE 8 – CORRESPONDENCE

8.1.	The Parties agree to address all correspondence to the following addresses:

●	ELAB HISPANIA SLU

Rambla de Catalunya, 62

08007 Barcelona – SPAIN

Email: [*****]

●	Collaborator

Enea Angelo TREVISAN

[*****], [*****] Milan

Email: [*****]

ARTICLE 9 – APPLICABLE LAW AND ARBITRATION CLAUSE

9.1.	The interpretation and execution of this contract, insofar as it is not expressly regulated by the Parties, shall be governed by Swiss law and in the Italian language.

9.2.	Any dispute arising out of or relating to this Agreement shall be finally settled in accordance with the Arbitration Rules of the International Chamber of Commerce (ICC), by a sole arbitrator appointed in accordance with such Rules. The arbitration will be held in Lugano (Switzerland) in Italian language.

Read, confirmed and subscribed

Milan, date	27/12/2021

ELAB HISPANIA S.L.U.		THE COLLABORATOR

/S/ Authorized Signatory		/S/ Enea Angelto Trevisan

Authorized Signatory		Enea Angelo TREVISAN

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